Exhibit 10.2(d)(vii)

       PERFORMANCE STOCK AWARD IN LIEU OF PERFORMANCE CASH AWARD UNDER
                           THE CYTEC INDUSTRIES INC.
                       1993 STOCK AWARD AND INCENTIVE PLAN


                                                                          [date]

[Addressee]

Performance Stock Award:   _____ shares at target

Performance Period:  January 1, [year] to December 31, [year]

Dear Employee:

         As a key employee of Cytec Industries Inc. (the "Company"), or of a subsidiary or affiliate of the Company, you have been granted by the Compensation and Management Development Committee (the "Committee") of the Board of Directors for the one-year performance period indicated above a performance stock award, the base amount of which is equal to the number of shares set forth above ("Performance Stock") in lieu of a performance cash award of $____________. This Award is subject to the terms and conditions hereof and of the Company's 1993 Stock Award and Incentive Plan (the "Plan"). This Award is an other-stock based award made pursuant to Section 6(j) of the Plan. The shares of Cytec common stock subject to this Award, to the extent they become payable, will be issued to you as soon as practicable after determination that the Award is payable. This Award is subject to Section 6A of the Plan.

         Certain restrictions with respect to this Award include, but are not limited to, the following:

         (1) Subject to Paragraphs (6) and (7) below, and subject to the attainment of performance goals as hereinafter provided, the shares of Cytec common stock subject to this Award shall be issued to you effective as of January 1, 2011; provided that such issuance shall be subject to the further requirement that the Committee certify that the performance goals have been met.

         (2) Performance goals, and the related payout matrix, for this Award have been set by the Committee and will be advised to you in writing. The performance goals are based on [year] adjusted EPS and [year] ROIC. Half of the shares subject to this Award will be issued to you in part, in full or in greater than the full amount if the performance goal for adjusted EPS is partly, fully, or more than fully achieved. The other half of the shares subject to this Award will be issued to you in part, in full or in greater than the full amount if the performance goal for ROIC is partly, fully or more than fully achieved. The maximum number of shares payable under this Award is twice the base number of shares specified at the head of this Agreement. The threshold amount payable if the minimum performance goal for adjusted EPS or ROIC is met is 25% of the base number of shares specified at the head of this Agreement for each performance goal. There is no minimum number of shares payable. Only whole share amounts will be issued to you, and payouts will be rounded to the nearest whole share.

         (3) You may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any interest in this Award and any attempt to do so shall be void.

Performance Cash Award
January 29, 2008

         (4) Unless and until the performance conditions are satisfied and the shares subject to this Award are issued to you, you shall not have any right to vote such shares or to receive dividends with respect to such shares or any other rights as a common stockholder of the Company with respect to such shares. Nevertheless, securities or other assets of the Company distributed in connection with a stock split, stock dividend, recapitalization or other similar transaction after the date of this Award shall be deemed to be a part of this Award and shall be issued to you at the same time any shares are issued to you under the terms of this Award unless pursuant to Section 5 of the Plan, the Compensation Committee, in its sole discretion, chose to make another equitable adjustment to the terms of this Award to compensate for such recapitalization or other similar transaction.

         (5) You may satisfy your mandatory federal and state income tax withholding obligations with respect to any shares that are issued to you hereunder (subject to Committee acceptance, as set forth below, and subject to compliance with Rule 16b-3 under the Securities Exchange Act of 1934 if you are an executive officer of the Company) by requesting the Company to withhold the number of shares having a fair market value as of the date of issuance equal to the aggregate mandatory federal and state income tax withholding obligations with respect to all shares being issued to you under this Award on such date, it hereby being agreed that the fair market value of shares withheld will be determined on the same basis that the value of the shares is determined for federal income tax withholding purposes. Your request must be submitted in writing to the Committee, on forms approved by the Secretary to the Committee no later than December 1, [year]. The Committee shall have sole discretion to determine whether or not to accept your request, and failure by the Committee to accept your request on or prior to the date of issuance shall constitute a denial of your request.

         (6) If your employment with the Company or a subsidiary terminates on or prior to the end of the performance period, all rights to receive shares of stock pursuant to this Award shall be forfeited, except as provided in paragraphs (7) and (8), below, or except as the Committee shall otherwise determine.

         (7) If your employment with the Company or a subsidiary or affiliate terminates by reason of your (i) death, (ii) disability as defined in the Company's Long-Term Disability Plan, (iii) retirement on or after your 60th birthday, or (iv) under other circumstances determined by the Committee to be not contrary to the best interest of the Company, then, if such termination occurs in [second year after the year in which the award was granted], none of the shares subject to this Award shall be forfeited by reason of such termination of employment; and if your employment so terminates in [first year after the year in which the award was granted], two-thirds of the shares subject to this Award shall not be so forfeited; and if your employment so terminates in [the year in which the award was granted], one-third of the shares subject to this Award shall not be so forfeited. Nothing contained in this paragraph shall preclude the Company (with the approval of the Committee) and you from agreeing in writing as to the portions of your awards which are not forfeited by reason of the termination of your employment.

         (8) As provided in the Plan, and in the Committee's "Target Document," upon the occurrence of a "change in control," all performance conditions with respect to the issuance of shares pursuant to this Award shall be waived and the maximum amount of all shares issuable hereunder (i.e., 200% of the base amount specified at the head of this Agreement to the extent none of the shares subject to this Award have been previously forfeited) shall immediately be issued to you.

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
Performance Cash Award
January 29, 2008

         (9) The Committee's Rules of General Application, as in effect on the date hereof, provide that under certain circumstances, in lieu of issuing the shares subject to this Award, such shares will be forfeited and you will be issued, instead, an equivalent Deferred Stock Award.

         (10) Nothing in this Award shall confer on you any right to continue in the employ of the Company or any of its subsidiaries or affiliates or interfere in any way with the right of the Company or any subsidiary or affiliate to terminate your employment at any time.

         (11) The Company reserves the right to require that stock certificates issuable to you in connection with this Award be delivered to you only within the United States.

         (12) The Common Stock issued to you hereunder may not be resold by you except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration, such as Rule 144.

         (13) You agree to pay the Company promptly, on demand, any withholding taxes due in respect of the Awards made hereunder. The Company may deduct such withholding taxes from any amounts owing to you by the Company or by any of its subsidiaries or affiliates.

         (14) Once shares of stock have been issued to you as herein provided, they shall not be subject to any restrictions under this Agreement or the Plan.

         In the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

         If you accept the terms and conditions set forth in this Agreement, please execute the enclosed copy of this letter where indicated and return it as soon as possible.

                                       Very truly yours,

                                       CYTEC INDUSTRIES INC.


                                       BY: ______________________
                                           Secretary, Compensation &
                                           Management Development
Committee
 Enc.
ACCEPTED:

----------------------------
Employee Name:
Social Security No.
Date:

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